Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results and Reaffirms Previously Announced 2016 Guidance Levels

•	Total Net Revenue, modified for working capital adjustments related to New York acquisitions, (“Adjusted Revenue”), increased 10.0% to $224.6 million in the second quarter of 2016 from $204.3 million in the second quarter of 2015
•	Adjusted EBITDA(1) increased 4.7% to $35.1 million in the second quarter of 2016 from $33.5 million in the second quarter of 2015
•	Sequentially, as compared to the first quarter of 2016, Adjusted Revenue increased 3.8%, and Adjusted EBITDA(1) increased 29.6%
•	Earnings Per Share was $0.09 per share, also modified for New York acquisition-related tax-effective adjustments (“Adjusted Earnings Per Share”), in the second quarter of 2016, an increase from $0.08 from the second quarter of 2015
•	Aggregate procedural volumes increased 9.6% and same center volumes increased 0.4% as compared with the second quarter of 2015
•	Completed successful refinancing of the majority of our debt facilities on July 1st, effectively extending maturities and providing additional operating flexibility
•	Commenced operations of our first health system joint venture in California with Dignity Health

LOS ANGELES, California, August 9, 2016 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 310 owned and/or operated outpatient imaging centers, today reported financial results for its second quarter of 2016.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am very pleased with our operational results this quarter and the improvements we are making to our business. Normalizing our results for the one-time non-cash gains and losses in the quarter related to our New York acquisitions, our business produced double digit revenue growth, positive same store procedural growth for the ninth quarter in a row and higher EBITDA and Earnings as compared with last year’s second quarter. Additionally, sequentially from our first quarter of this year, our EBITDA increased almost 30%, raising EBITDA margins from 12.5% in the first quarter to 15.6% in the second quarter of 2016.”

Dr. Berger continued, “I’m excited about the opportunities we have in front of us to continue to expand and improve our business organically, particularly our ability to leverage best practices of the most successful aspects of our business on the east and west coasts. For example, we are pursuing several new health system partnerships on the west coast, a business model that has traditionally been a strength of our east coast operations, and we are looking to expand existing joint ventures on the east coast. During the quarter, we announced and commenced operations with our first California health system partnership with Dignity Health in the city of Glendale. This announcement and other initiatives we are working on in California with our Breastlink and oncology capabilities have created keen interest from other prominent health systems. We are more encouraged than ever that the joint venture partnership model that we’ve successfully demonstrated in the mid-Atlantic and New Jersey marketplaces will become more prominent for our west coast operations in the coming quarters.”

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Dr. Berger added, “Another example of the sharing of best practices between our east and west coast operations is the opportunity to bring capitation and risk-based contracting outside of our California marketplace, where it has been such an integral aspect of how we’ve successfully grown our business. Diagnostic Imaging Group, which we acquired last year, had a small risk-based component of its business. With the combination of DIG’s assets with our other significant New York metropolitan operations which include Lenox Hill Radiology, New York Radiology Partners and our Mid-Rockland Imaging centers, we have begun to initiate meaningful conversations with medical groups on the east coast interested in our risk-based exclusive network contracting capabilities. I’m more confident than ever that this will be the successful model of the post-Affordable Care Act era, and that RadNet will be the first imaging center company to meaningfully align with major capitated medical groups, health systems and Accountable Care Organizations across all of our target markets. We expect to be in a position to discuss these opportunities more meaningfully before year end.”

“From a financial perspective, we’ve never been in a stronger position to grow our business. We completed the refinancing of our senior debt facilities on July 1st, where we lengthened the maturities on our debt to 2023 (in the case of our first lien term loan) and 2021 in the case of our senior revolving credit facility. At the same time, we availed ourselves of additional operating flexibility to continue to grow our business and pursue the types of opportunities for expansion that we envision will be available to us over the next several years. We believe that securing our capital structure in a low interest rate environment was prudent and allows us to focus on operations without having concern about risks associated with the capital markets in years to come,” finished Dr. Berger.

Second Quarter Financial Results

For the second quarter of 2016, RadNet reported Adjusted Revenue of $224.6 million, after adding back $6.1 million of one-time non-cash working capital adjustments related to New York acquisitions which served to lower GAAP Revenue by such an amount during the quarter. Adjusted EBITDA(1) for the second quarter was $35.1 million. Adjusted Revenue increased $20.3 million (or 10.0%) and Adjusted EBITDA(1) increased $1.6 million (or 4.7%) from the second quarter of last year.

For the second quarter, RadNet reported Adjusted Net Income of $4.4 million, which is modified by removing certain tax effected non-cash items including (i) the $6.1 million of working capital adjustments mentioned above; (ii) a $5.0 million settlement gain on the return of common stock relating to the acquisition of Diagnostic Imaging Group; and (iii) a $221,000 one-time adjustment to depreciation in conjunction with the finalization of the purchase price allocation related to the Diagnostic Imaging Group acquisition. Adjusted Net Income increased $987,000 over the second quarter of 2015.

Per share Adjusted Net Income for the second quarter was $0.09, compared to per share Adjusted Net Income in the second quarter of 2015 of $0.08 (based upon a weighted average number of diluted shares outstanding of 46.9 million and 44.7 million for these periods in 2016 and 2015, respectively).

Affecting Net Income in the second quarter of 2016 were certain non-cash expenses and non-recurring items including: $5.0 million settlement gain related to the return of common stock in connection with our acquisition of Diagnostic Imaging Group; $6.1 million charge to Revenue related to working capital adjustments also pertaining to acquisitions we completed in New York; $221,000 of one-time depreciation expense related to the finalization of the purchase price allocation related to the Diagnostic Imaging Group acquisition; $1.0 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $173,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $441,000 loss on the sale of certain capital equipment; and $1.4 million of non-cash amortization of deferred financing costs and discount on debt issuances.

For the second quarter of 2016, as compared with the prior year’s second quarter, MRI volume increased 7.5%, CT volume increased 8.9% and PET/CT volume increased 4.8%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 9.6% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2016 and 2015, MRI volume increased 3.0%, CT volume increased 4.4% and PET/CT volume increased 1.3%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 0.4% over the prior year’s same quarter.

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Six Month Financial Results

For the six months ended June 30, 2016, RadNet reported Adjusted Revenue of $441.0 million, after adding back $6.1 million of one-time non-cash working capital adjustments related to NY acquisitions which served to lower GAAP Revenue by such an amount during the six month period. Adjusted EBITDA(1) for the six month period in 2016 was $62.2 million. Adjusted Revenue increased $55.4 million (or 14.4%) and Adjusted EBITDA(1) increased $8.5 million (or 15.8%) from the same six month period last year.

For the six month period in 2016, RadNet reported Adjusted Net Income of $2.6 million, which is modified by removing certain tax effected non-cash items including (i) the $6.1 million of working capital adjustments mentioned above; (ii) a $5.0 million settlement gain on the return of common stock relating to the acquisition of Diagnostic Imaging Group; and (iii) a $110,000 one-time adjustment to depreciation in conjunction with the finalization of the purchase price allocation related to the Diagnostic Imaging Group acquisition.

Adjusted Net Income increased $3.8 million over the six month period of 2015. Per share Adjusted Net Income for the six month period in 2016 was $0.06, compared to per share Adjusted Net Loss in the prior year’s same period of $(0.03) (based upon a weighted average number of diluted shares outstanding of 47.0 million and 43.1 million for these periods in 2016 and 2015, respectively).

Affecting operating results in the six months ended June 30, 2016 were certain non-cash expenses and non-recurring items including: $5.0 million settlement gain related to the return of common stock in connection with the acquisition of Diagnostic Imaging Group; $6.1 million charge to Revenue related to a working capital adjustment also pertaining to acquisitions we completed in New York; $110,000 of one-time depreciation expense related to the finalization of the purchase price allocation related to the Diagnostic Imaging Group acquisition; $3.8 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $340,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $441,000 loss on the sale of certain capital equipment; and $2.7 million of non-cash amortization of deferred financing costs and discount on debt issuances.

2016 Guidance Update

RadNet reaffirms its previously announced 2016 guidance ranges as follows:

Total Net Revenue (a)	$870 million - $910 million
Adjusted EBITDA(1)	$130 million - $140 million
Capital Expenditures (b)	$50 million - $55 million
Cash Interest Expense	$37 million - $40 million
Free Cash Flow Generation (c)	$40 million - $50 million

(a)	Note the change from prior years. This metric is now presented after the subtraction of bad debt.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests. Represents an increase of $5 million from originally announced guidance range.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger added, “We are on track to meet our guidance ranges for the year. All ranges remain unchanged from what we announced earlier in the year with the exception of increasing our targeted capital expenditure range by $5 million. This increase is to fund a replacement program of our computed radiography (CR x-ray) scanners to provide them with digital wireless transmitting capabilities. This will improve quality, lower labor costs and comply with a new CMS ruling which would otherwise lower our x-ray reimbursement from traditional CR systems beginning in 2018.”

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Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2016 results on Tuesday, August 9th, 2016 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Tuesday, August 9, 2016

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-471-3820

International Dial-In Number: 719-325-2388

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=120693 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 3424412.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 310 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2015 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

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CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$433	$446
Accounts receivable, net	165,086	162,843
Current portion of deferred tax assets	22,278	22,279
Due from affiliates	4,273	4,815
Prepaid expenses and other current assets	30,511	38,986
Total current assets	222,581	229,369
PROPERTY AND EQUIPMENT, NET	250,426	256,722
OTHER ASSETS
Goodwill	240,520	239,408
Other intangible assets	44,032	45,253
Deferred financing costs	2,012	2,841
Investment in joint ventures	39,483	33,584
Deferred tax assets, net of current portion	24,352	24,685
Deposits and other	4,935	4,565
Total assets	$828,341	$836,427
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$108,075	$113,813
Due to affiliates	8,545	6,564
Deferred revenue	1,599	1,598
Current portion of notes payable	21,609	22,383
Current portion of deferred rent	2,551	2,563
Current portion of obligations under capital leases	7,713	10,038
Total current liabilities	150,092	156,959
LONG-TERM LIABILITIES
Deferred rent, net of current portion	27,929	26,865
Line of credit	13,800	–
Notes payable, net of current portion	589,177	599,914
Obligations under capital lease, net of current portion	4,710	6,385
Other non-current liabilities	5,667	9,843
Total liabilities	791,375	799,966
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 46,432,404 and 46,281,189 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	4	4
Additional paid-in-capital	196,026	197,297
Accumulated other comprehensive loss	(169)	(153)
Accumulated deficit	(162,669)	(164,571)
Total RadNet, Inc.'s stockholders' equity	33,192	32,577
Noncontrolling interests	3,774	3,884
Total equity	36,966	36,461
Total liabilities and equity	$828,341	$836,427

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$203,759	$188,403	$404,601	$353,433
Provision for bad debts	(12,326)	(8,387)	(22,630)	(15,862)
Net service fee revenue	191,433	180,016	381,971	337,571
Revenue under capitation arrangements	27,132	24,273	52,982	47,985
Total net revenue	218,565	204,289	434,953	385,556
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	194,062	175,796	390,888	344,717
Depreciation and amortization	15,811	14,941	32,223	29,235
Loss on sale and disposal of equipment	441	74	441	36
Severance costs	173	94	340	130
Total operating expenses	210,487	190,905	423,892	374,118
INCOME FROM OPERATIONS	8,078	13,384	11,061	11,438

OTHER INCOME AND EXPENSES
Interest expense	10,745	10,423	21,426	20,419
Meaningful use incentive	–	–	(2,808)	(3,270)
Equity in earnings of joint ventures	(3,274)	(3,207)	(5,553)	(4,309)
Gain from return of common stock	(5,032)	–	(5,032)	–
Other expenses	4	413	6	410
Total other expenses	2,443	7,629	8,039	13,250
INCOME (LOSS) BEFORE INCOME TAXES	5,635	5,755	3,022	(1,812)
(Provision for) benefit from income taxes	(2,253)	(2,192)	(1,073)	899
NET INCOME (LOSS)	3,382	3,563	1,949	(913)
Net (loss) income attributable to noncontrolling interests	(243)	168	47	246
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$3,625	$3,395	$1,902	$(1,159)

BASIC NET INCOME (LOSS) PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.08	$0.08	$0.04	$(0.03)
DILUTED NET INCOME (LOSS) PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.08	$0.08	$0.04	$(0.03)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	46,558,944	43,370,024	46,576,631	43,059,686
Diluted	46,882,383	44,685,599	46,960,226	43,059,686

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$1,949	$(913)
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:
Depreciation and amortization	32,223	29,235
Provision for bad debts	22,630	15,862
Gain from return of common stock	(5,032)	–
Equity in earnings of joint ventures	(5,553)	(4,309)
Distributions from joint ventures	2,098	6,195
Amortization and write off of deferred financing costs and loan discount	2,738	2,631
Loss on sale and disposal of equipment	441 #	36
Stock-based compensation	3,761	5,571
Changes in operating assets and liabilities, net of assets
acquired and liabilities assumed in purchase transactions:
Accounts receivable	(24,873)	(19,368)
Other current assets	8,454	(3,058)
Other assets	220	(3,687)
Deferred taxes	333	(1,854)
Deferred rent	1,052	4,602
Deferred revenue	–	(564)
Accounts payable, accrued expenses and other	10,983	(2,423)
Net cash provided by operating activities	51,424	27,956
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(6,603)	(34,407)
Purchase of property and equipment	(40,267)	(31,649)
Proceeds from sale of equipment	63	205
Cash distribution from existing JV partner	994	–
Equity contributions in existing and purchase of interest in joint ventures	(734)	(265)
Net cash used in investing activities	(46,547)	(66,116)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(6,310)	(3,969)
Proceeds from borrowings	–	74,401
Payments on Term Loan Debt	(12,357)	(11,369)
Deferred financing costs	–	(531)
Net proceeds on revolving credit facility	13,800	(15,300)
Distributions paid to noncontrolling interests	(157)	(613)
Proceeds from issuance of common stock upon exercise of options/warrants	150	594
Net cash (used in) provided by financing activities	(4,874)	43,213
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(16)	(41)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13)	5,012
CASH AND CASH EQUIVALENTS, beginning of period	446	307
CASH AND CASH EQUIVALENTS, end of period	$433	$5,319

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$18,545	$18,283

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.

COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	June 30,
	2016	2015
Net Income Attributable to RadNet, Inc. Common Shareholders	$3,625	$3,395
Plus Provision for Income Taxes	2,253	2,192
Plus Other Expenses (Income)	4	413
Less Gain on Acquisition-Related Return of Common Stock	(5,032)	–
Plus Acquisition-Related Working Capital Adjustment	6,072	–
Plus Interest Expense	10,745	10,423
Plus Severance Costs	173	94
Plus Loss on Sale of Equipment	441	74
Plus Depreciation and Amortization	15,811	14,941
Plus Non Cash Employee Stock Compensation	1,028	2,017
Adjusted EBITDA(1)	$35,120	$33,549

	Six Months Ended
	June 30,
	2016	2015
Net Loss Attributable to RadNet, Inc. Common Shareholders	$1,902	$(1,159)
Plus Provision for (Benefit From) Income Taxes	1,073	(899)
Plus Other Expenses (Income)	6	410
Less Gain on Acquisition-Related Return of Common Stock	(5,032)	-
Plus Acquisition-Related Working Capital Adjustment	6,072	-
Plus Interest Expense	21,426	20,419
Plus Severance Costs	340	130
Plus Loss on Sale of Equipment	441	36
Plus Depreciation and Amortization	32,223	29,235
Plus Non Cash Employee Stock Compensation	3,761	5,571
Adjusted EBITDA(1)	$62,212	$53,743

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PAYOR CLASS BREAKDOWN**

Second Quarter
2016
Commercial Insurance	56.3%
Medicare	19.7%
Capitation	11.8%
Workers Compensation/Personal Injury	3.9%
Medicaid	3.0%
Other	5.4%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period  to

Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	Second Quarter	Full Year	Full Year	Full Year
	2016	2015	2014	2013

MRI	34.7%	35.3%	36.1%	36.3%
CT	16.0%	15.7%	15.3%	15.5%
PET/CT	4.9%	5.1%	5.7%	5.6%
X-ray	9.5%	9.6%	10.2%	10.5%
Ultrasound	12.5%	11.5%	11.1%	11.0%
Mammography	16.1%	16.4%	16.5%	15.7%
Nuclear Medicine	1.2%	1.3%	1.4%	1.5%
Other	5.1%	5.1%	3.7%	3.9%
	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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